UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2017

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (619) 269-6800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Executive Severance and Change of Control Plan

On August 10, 2017, Mitek Systems, Inc. (the “Company”) entered into an Executive Severance and Change of Control Plan, in the form previously approved by the board of directors of the Company (the “Form of Executive Severance Plan”), with each of Jason Gray, General Counsel and Administrative Officer; Stephen J. Ritter, Chief Technology Officer; Sarah Clark, Vice President – Product and Customer Success; and Kalle Marsal, Chief Operating Officer. The Form of Executive Severance Plan replaces the Company’s existing form of Executive Severance and Change of Control Plan.

Under the terms of the Form of Executive Severance Plan, if the Company terminates a participant’s employment without cause or if such participant terminates his/her employment for good reason, the participant will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of his/her termination; (ii) a lump-sum cash amount equal to 50% of his/her then-current annual base salary; and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans.

In addition, if a participant is terminated without cause or terminates his/her employment for good reason at any time within two months prior to or twelve months following a change in control of the Company, the participant will be entitled to receive the benefits set forth in (i) through (iii) of the above paragraph, as well as accelerated vesting of and lapse of restrictions on 100% of any outstanding equity awards then held by the participant.

On such date, the Company also entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, General Manager – Payments. Such agreement replaced any existing Executive Severance and Change of Control Plan between the Company and Mr. Diamond and is substantially similar to the Form of Executive Severance Plan, except that if the Company terminates Mr. Diamond’s employment without cause or if Mr. Diamond terminates his employment for good reason, then in addition to receiving all compensation and benefits accrued, but unpaid, up to the effective date of his termination, he will be entitled to receive: (i) a lump-sum cash amount equal to 100% of his then-current annual base salary; and (ii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans.

The foregoing summary of the Form of Executive Severance Plan and Executive Severance and Change of Control Plan with Michael E. Diamond are qualified in their entirety by reference to Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Executive Severance and Change of Control Plan.

10.2	Executive Severance and Change of Control Plan, dated August 10, 2017, between Michael E. Diamond and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Mitek Systems, Inc.

By:     /s/ Jason L. Gray
Jason L. Gray
General Counsel

Date: August 10, 2017